  Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Crexendo, Inc.
Tempe, AZ

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 2020, relating to the consolidated financial statements and schedule of Crexendo, Inc. and subsidiaries, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Urish Popeck & Co., LLC

Pittsburgh, PA
September 18, 2020